EXHIBIT 10.23

[Execution Copy]

Amendment Number 2 to Development Agreement between
Lucent Technologies and mPhase Technologies, Inc. dated as of
September 15, 2003

WHEREAS, Lucent Technologies Inc., a Delaware corporation, ("Lucent") and mPhase Technologies, Inc., a New Jersey corporation, ("mPhase") entered into a Development Agreement, (the "Agreement"), dated as of September 15, 2003 for work to be performed by Lucent pursuant to Appendix B thereto with respect to the mPhase TV+ system;

WHEREAS, Lucent and mPhase entered into an Amendment (the "Amendment") to such Agreement executed on June 29, 2004, a copy of which is attached hereto as Appendix B.

WHEREAS, Lucent and mPhase wish to amend such Amendment as provided in Section (1) hereof;

NOW, THEREFORE, in consideration of the mutual premises contained herein the parties hereto agree as follows:

  Paragraph 1 of the Amendment is deleted in its entirety and replaced by the following:

Beginning January 1, 2004 and running through May 31, 2004, the headcount provided by Lucent shall**

  Lucent acknowledges that mPhase has made all monthly payments for work performed through May 31, 2004 under the Agreement including but not limited to the payments set forth in Section (1) above except for the sum of $** which shall be paid by September 27, 2004.

  Lucent acknowledges that it has continued to perform the following work during the month of June 2004 and July 2004 including but not limited to: **

  mPhase acknowledges that the work performed by Lucent set forth in section (3) above is completed and agrees to pay the sum of $** for each of the months of June 2004 and July 2004 which shall be invoiced and paid as follows: The work for June 2004 shall be invoiced by invoice dated July 1, 2004, and paid no later than September 27, 2004.  The work for July 2004 shall be invoiced by invoice dated August 1, 2004, and paid pursuant to Section 5.18(a) of the Agreement.

  Lucent and mPhase agree that, during the period beginning on August 1, 2004 and ending on February 25, 2005, Lucent shall perform the work described in Appendix A.  In consideration for such work, mPhase shall pay Lucent **

  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original (including facsimile copies), but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of September 15, 2004.

/s/ Martin Smiley
mPHASE TECHNOLOGIES, INC.

By: Martin S. Smiley
      EVP, CFO and General Counsel

/s/ Jan Jaferian
LUCENT TECHNOLOGIES INC.

By:       9/17/04

Appendix A
Milestones, Deliverables, and Payments
August 27, 2004 - February 28, 2005

DATE	DELIVERABLES	PAYMENT
**	**	**

Appendix B
(Amendment to Agreement executed on June 29, 2004)

Amendment

Re: DEVELOPMENT AGREEMENT between LUCENT TECHNOLOGIES INC.: and mPHASE TECHNOLOGIES, INC. effective as September 15, 2003 ("Agreement") relating to Broadcast Television Switch.

It is furhter understood and agreed that the Agreement shall be amended as follows:

  Beginning on March 15, 2004 and running through September 30, 2004, the headcount provided by Lucent shall be ** headcount total per month, as

  ** headcount for 'Customer Sales Technical Support' reporting directly to Mike Devlin @ **; and

  ** headcount for 'Interoperability Testing' reporting directly to Steve Simon @ ** per month.

  The total monthly funding to be paid by mPhase to Lucent pursuant to Appendix B, in the Section entitled 'Cost for Development Project and Payment Terms' shall ** per month from ** to ** per month, in accordance with the following table:

Amount Due	Invoice Date	Due Date
**	**	**
  All of the other terms and conditions in the Agreement shall remain the same.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized representatives on the respective dates entered below.

LUCENT TECHNOLOGIES INC.	mPhase Technologies, Inc.

By: /s/ Jan Jaferian	By: /s/ Michael Devlin

Name: Jan Jaferian	Name:

Title:	Title: EVP, Sales and Business Development

Date: June 23, 2004	Date: June 23, 2004

** Portions of this exhibit have been omitted and filed separately pursuant to Rule 406 of the Securities Act of 1933, as amended with the Securities and Exchange Commission as confidential information.